Exhibit 10.5

                      May 9, 2003

Millstream Acquisition Corporation
c/o Arthur Spector
435 Devon Park Drive
Building 400
Wayne, Pennsylvania 19087

EarlyBirdCapital, Inc.
600 Third Avenue
33rd Floor
New York, New York 10016

        Re:    Initial Public Offering

Gentlemen:

        The undersigned stockholder and director of Millstream Acquisition Corporation ("SPAC"), in consideration of EarlyBirdCapital, Inc. ("EBC") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the SPAC ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 13 hereof):

        1.     If the SPAC solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

        2.     In the event that the SPAC fails to consummate a Business Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the SPAC to liquidate. The undersigned waives any and all rights he may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to his Insider Shares.

        3.     In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the SPAC for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the SPAC of a Business Combination, the liquidation of the SPAC or until such time as the undersigned ceases to be an officer or director of the SPAC, subject to any pre-existing fiduciary obligations the undersigned might have or new fiduciary obligations which may arise related to or affiliated with entities to whom the undersigned has pre-existing fiduciary obligations, including, but not limited to, fiduciary obligations to next generation, follow-on or successor entities to any entities to which the undersigned has pre-existing obligations.

        4.     The undersigned will not submit to the SPAC for consideration, or vote for the approval of, any Business Combination which involves a company which is affiliated with any of the Insiders unless the SPAC obtains an opinion from an independent investment banking firm that the business combination is fair to the SPAC's stockholders from a financial perspective.

        5.     The undersigned will not be entitled to receive and will not accept any compensation for services rendered to the SPAC prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the SPAC for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

        6.     The undersigned will not be entitled to receive and will not accept a finder's fee or any other compensation in the event the undersigned originates a Business Combination; provided, however, that the undersigned shall be entitled to receive, upon consummation of a Business Combination, commissions for monies raised by the undersigned for the SPAC in connection with the Business Combination (if permitted under applicable law), at rates which are no less favorable to the SPAC than those which the SPAC would pay to unaffiliated third parties.

        7.     The undersigned will escrow his Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company as escrow agent.

        8.     The undersigned agrees that, during the three year period terminating on March 18, 2006, he will not become involved (whether as owner, manager, operator, creditor, partner, shareholder, joint venturer, employee, officer, director, consultant or otherwise) with any Acquisition Fund (as defined in Section 13(v) below), unless such Acquisition Fund engages EBC to be the managing underwriter of the initial public offering of the Acquisition Fund's securities.

        The undersigned hereby agrees and acknowledges that (i) EBC would be irreparably injured in the event of a breach by the undersigned of any of his obligations under this paragraph 8, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) EBC shall be entitled to injunctive relief, in addition to any other remedy it may have, in the event of such breach.

        9.     I agree to be a director of the SPAC until the earlier of the consummation by the SPAC of a Business Combination or the liquidation of the SPAC. The undersigned's biographical information furnished to the SPAC and EBC and attached hereto as Exhibit A is true and accurate in all respects and such information contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's Questionnaire furnished to the SPAC and EBC and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that

          (a)   he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

          (b)   he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

          (c)   he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

        10.   The undersigned agrees that, during the five-year period following the Effective Date, he shall offer EBC a 24-hour right of first refusal to purchase for EBC's account or to sell for the account of the undersigned any securities of the SPAC which the undersigned intends to sell in the open market, including pursuant to Rule 144 of the Securities Act of 1933, on terms at least as favorable to the undersigned as he can secure elsewhere.

        11.   I have full right and power, without violating any agreement by which I am bound, to enter into this letter agreement and to serve as a director of the SPAC.

        12.   I authorize any employer, financial institution, or consumer credit reporting agency to release to EBC and its legal representatives or agents any information they may have about my finances ("Financial Information"). Neither EBC nor its agents shall be violating my right of privacy in any manner in requesting and obtaining the Financial Information and I hereby release them from liability for any damage whatsoever in that connection.

        13.   As used herein, (i) a "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the SPAC; (ii) "Insiders" shall mean all officers, directors and stockholders of the SPAC immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the SPAC owned by an Insider prior to the IPO; (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Corporation's IPO; and (v)  "Acquisition Fund" shall mean any company formed with the intent to offer securities to the public and use the proceeds to consummate one or more Business Combinations which are unspecified at the time of the securities offering.

[Director] Print Name of Insider
Signature